ASSET CONTRIBUTION AGREEMENT

         Agreement entered into on September 8, 1997, by and among Asset Investors Operating Partnership, L.P., a Delaware limited partnership ("AIOP"), Asset Investors Corporation, a Maryland corporation ("Parent"), and Financial Asset Management LLC, a Colorado limited liability company ("FAM"). AIOP, Parent and FAM are referred to individually in this Agreement as a "Party" and collectively as the "Parties."

         This Agreement contemplates a transaction in which FAM will contribute, and AIOP will acquire, all of the membership interests in New FAM LLC, a Delaware limited liability company ("NEW FAM") in return for AIOP Units, as defined below.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "AIOP" has the meaning set forth in the preface above.

         "AIOP Units" means the units of limited partnership interest in AIOP issued pursuant to AIOP's Agreement of Limited Partnership dated as of April 30, 1997, as amended from time to time.

         "Auditors" has the meaning set forth in ss.2(d) below.

         "Business Combination" means a transaction in which AIC and CAX have combined their businesses through a merger, consolidation, plan of exchange or securities purchase, sale of all or substantially all of their respective assets, or otherwise.

         "CAX" means Commercial Assets, Inc., a Maryland corporation.

         "Closing" has the meaning set forth in ss.2(c) below.

         "Closing Date" has the meaning set forth in ss.2(c) below.

         "Closing Price" on any date means the last sale price, regular way, of the Parent Shares or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Parent Shares in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock

Exchange, or if the Parent Shares are not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Parent Shares are not then listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over the counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System for the Parent Shares or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Parent Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker in the Parent Shares who is selected from time to time by the Board of Directors of the Parent.

         "Commission" has the meaning set forth in ss.4(i) below.

         "Code" means the Internal Revenue Code of 1986, as amended or any corresponding provisions of succeeding law.

         "Confidential   Information"  means  any  information   concerning  the
businesses and affairs of FAM or NEW FAM that is not already generally available to the public.

         "Defense Counsel" has the meaning set forth in ss.8(b) below.

         "Defense Notice" has the meaning set forth in ss.8(b) below.

         "Disclosure Schedule" has the meaning set forth in ss.3 below.

         "Earnout" has the meaning given it in ss.2(d) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity that is treated as a single employer with FAM for purposes of Code ss.414.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FAM" has the meaning set forth in the preface above.

         "FAM's Cost of Acquiring the Advisory Business" means the amount specified on Schedule 1.

         "Financial Statement" has the meaning set forth in ss.3(h) below.

         "Form 10-K" has the meaning set forth in ss.4(i) below.

         "Form 10-Q" has the meaning set forth in ss.4(i) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Holders" has the meaning set forth in ss.6(e) below.

         "Indemnified Party" has the meaning set forth in ss.8(b) below.

         "Indemnifying Party" has the meaning set forth in ss.8(b) below.

         "Interests" means all of the member's interests in NEW FAM.

         "Knowledge" means actual knowledge after reasonable investigation, which in the case of an entity shall mean the actual knowledge of its executive officers after reasonable investigation. In the case of FAM, such persons shall be Terry Considine, Thomas L. Rhodes, Bruce D. Benson and Kevin J. Nystrom for purposes of this definition.

         "Loss" or "Losses" means any loss, liability, damage or expense (including reasonable attorneys' fees and expenses) that the subject Person may suffer or sustain, including interest, fines and penalties, if any.

         "Maryland Law" means the Maryland Business Corporation Act, as amended.

         "Material Adverse Change" or "Material Adverse Effect" means any change or effect that is materially adverse to the business, financial condition or results of operations of NEW FAM taken as a whole, other than changes or effects generally affecting the real estate industry or the economy generally.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in ss.3(h) below.

         "Most Recent Fiscal Quarter End" has the meaning set forth in ss.3(h) below.

         "Most Recent Fiscal Year End" has the meaning set forth in ss.3(h) below.

         "Multi-employer Plan" has the meaning set forth in ERISA ss.3(37).

         "NEW FAM" has the meaning set forth in the preface above.

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "Parent" has the meaning set forth in the preface above.

         "Parent Shares" means the shares of Common Stock, $.01 par value per share of Parent, including, for all purposes other than ss.2(b), all Parent Shares into which AIOP Units may be converted.

         "Party" has the meaning set forth in the preface above.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Prohibited Transaction" has the meaning set forth in ERISA ss.406 and Code ss.4975.

         "Proxy Statement" has the meaning set forth in ss.5(i) below.

         "Purchase Price" has the meaning set forth in ss.2(b) below.

         "Registration Rights Agreement" means the registration rights agreement substantially in the form attached to this Agreement as Exhibit B.

         "REIT Advisory Business" means all of the business activities of FAM as heretofore conducted, including, but not limited to, the business of advising Parent and Commercial Assets, Inc.

         "Reportable Event" has the meaning set forth in ERISA ss.4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Seller Group" means Bruce D. Benson, Terry Considine and Thomas L. Rhodes.

         "Special Committee" means the committee of Parent's Board of Directors constituted on January 24, 1997 to evaluate the possible acquisition of FAM or FAM's business by the Parent, as the composition of such committee may be changed from time to time through the resignation or removal of members of the committee and their subsequent replacement by duly appointed successors in accordance with the by-laws of the Company.

         "Tax" means any federal, state, local, or foreign tax, including any interest, penalty, or addition thereto, whether disputed or not.

         " Tax Return" means any return, declaration, report, and claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in ss.8(b) below.

         2. Basic Transaction.

         (a) Contribution. On and subject to the terms and conditions of this Agreement, FAM agrees to contribute to AIOP and AIOP agrees to accept and acquire from FAM the Interests at the Closing in exchange for the consideration specified below in this ss.2.

         (b) Purchase Price. AIOP agrees to issue and deliver to FAM for the Interests the following: (i) 3,383,479 AIOP Units at the Closing which, when valued at the book value per share of Parent Shares at June 30, 1997 ($3.455614 per share), AIOP, Parent, and FAM agree is an amount equal to FAM's Cost of Acquiring the Advisory Business held by NEW FAM, as confirmed by the Auditors, and (ii) subsequent to the Closing, any Earnout payments required pursuant to ss.2(d) below (in the aggregate, the "Purchase Price").

         (c) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parent in Denver, Colorado, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

         (d)  Earnout(d)  Earnout.   Subsequent  to  the  Closing,  FAM  or  its
successors will be entitled to receive contingent consideration (the "Earnout") in accordance with the provisions of this ss.2(d).

                           (i) FAM shall be  entitled  to receive an  additional
                  600,000 or AIOP Units at such time as the Parent's independent outside auditors (the "Auditors") confirm to the Special Committee that substantially all of the proceeds of Parent's 1997 resecuritization of its portfolio of Non-Agency MBS Bonds have been invested by Parent, AIOP or both in real estate and related assets (of the same standard and quality as has been the custom historically of Parent) during the 18 month period (which may be extended up to an additional six months at the discretion of the Special Committee) subsequent to June 17, 1997 that have achieved an annualized return over any six month period of at least 9% during the 24 month period (which may be extended up to an additional six months at the discretion of the Special Committee) subsequent to June 17, 1997. For purposes of the preceding sentence, the "return" shall be measured by (A) computing GAAP net income before minority interest in AIOP for the period in question plus non-cash charges for depreciation and goodwill associated with acquisition of property management companies minus a provision for capital replacements divided by (B) total investment cost.

                           (ii) FAM shall be entitled  to receive an  additional
                  600,000 AIOP Units if at any time during the 24 calendar month period following June 17, 1997:

                           (A) the average Closing Price of Parent Shares over any 90-day period exceeds $4.00 per share, and one or more of the following events shall have occurred:

                               (1) Parent has executed a plan for the utilization of Parent's operating loss carryovers that has been approved by Parent's Board of Directors after receipt of advice from the Auditors;

                               (2) Parent and CAX shall have completed a Business Combination that has been approved by the Board of Directors of Parent as being in the best interests of the holders of Parent Shares;

                               (3) Parent, AIOP or both shall have raised new financing of debt or equity in the public or private institutional markets in the aggregate amount of at least $20,000,000 at prevailing market rates and on terms approved by the Board of Directors of Parent as being in the best interests of Parent; or

                               (4) Parent shall have achieved an investment grade rating on its debt from a nationally recognized credit rating agency;

                                                  or

                           (B) management shall have executed another business strategy not referred to in paragraphs (A) (1) through (4) above that is approved by the Board of Directors of Parent as being in the best interests of Parent, and the average Closing Price of Parent Shares over any 90-day period during the 24 calendar month period following June 17, 1997 exceeds $4.25 per share.

                  (iii) If on or after the date of this Agreement, Parent should split, combine or otherwise change the Parent Shares or its capitalization, the number of AIOP Units or Parent Shares specified in paragraphs (i) and (ii) above, and the Closing Price specified in paragraph (ii) above shall be adjusted as appropriate to reflect such split, combination or other change.

         (e) Deliveries at the Closing. At the Closing: (i) FAM will deliver to AIOP the various certificates, instruments, and documents referred to in ss.7(a) below; (ii) FAM will contribute to AIOP the Interests pursuant to duly executed transfer documents; (iii) AIOP will deliver to FAM the consideration specified in ss.2(b) above, (iii) AIOP and Parent will deliver or cause to be delivered to FAM the various certificates, instruments, and documents referred to in ss.7(b) below; (iv) FAM will execute, acknowledge (if appropriate), and deliver to AIOP such other instruments of sale, transfer, conveyance, and assignment as AIOP reasonably may request; and (v) AIOP will execute, acknowledge (if appropriate), and deliver such other instruments of assumption as FAM reasonably may request.

         3. Representations and Warranties of FAM. FAM represents and warrants to AIOP and Parent that the statements contained in this ss.3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as set forth in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3. For the purposes of all representations, warranties, covenants and other agreements of FAM, any reference to NEW FAM (i) shall be deemed to give effect to the formation of NEW

FAM, the contribution of FAM's assets to NEW FAM, and the assumption by NEW FAM of certain of FAM's liabilities, despite the fact that as of the date of this Agreement such formation, contribution and assumption have not yet taken place.

         (a) Organization. Each of FAM and NEW FAM is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

         (b) Authorization of Transaction. FAM has the power and authority to execute and deliver this Agreement and, subject to the receipt of consent of its members, to perform its obligations under this Agreement. Subject to the receipt of the consent of the members of FAM and of FAM's members' members, the Management Committee of FAM has duly authorized the execution, delivery and performance of this Agreement by FAM. This Agreement constitutes the valid and legally binding obligation of FAM, enforceable in accordance with its terms. Each officer of the Parent who is also indirectly a holder of an interest in FAM through FAM's members has agreed in his capacity as such to consent to the transactions contemplated by this Agreement.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FAM or NEW FAM is subject or any provision of the governing instruments of FAM or NEW FAM or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which FAM or NEW FAM is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on FAM or NEW FAM or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of FAM or NEW FAM needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on FAM or NEW FAM or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         (d) Title to Interests. FAM owns beneficially and in its own name the entire Interests and has good title to the Interests, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Security Interests, claims, and demands. FAM is not a party to any option, warrant, or purchase right, or other contract or commitment that could require FAM to sell, transfer, or otherwise dispose of the Interests (other than this Agreement). Except as provided in the governing instrument of NEW FAM, FAM is not a party to or bound by any voting trusts, proxies, or other agreements or understandings with respect to the voting of the Interests.

         (e) Brokers' Fees. Neither FAM nor NEW FAM has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which NEW FAM, AIOP or Parent could become liable or obligated. None of FAM or NEW FAM has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) Title to Assets. NEW FAM has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (g) Equity Ownership. None of FAM or NEW FAM controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association, except that FAM holds the Interests.

         (h) Financial Statements. Attached to this Agreement as Exhibit A are the following financial statements (collectively the "Financial Statements"):
(i) audited balance sheet and statements of income and members' equity and cash flow as of and for the three months ended December 31, 1996 (the "Most Recent Fiscal Year End") for FAM; (ii) unaudited consolidated balance sheets and statements of income, changes in shareholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the six months ended June 30, 1997 (the "Most Recent Fiscal Quarter End") for FAM; and (iii) an unaudited pro forma schedule of assets and liabilities as of June 30, 1997 for NEW FAM (the "NEW FAM Statement"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of FAM as of such dates and the results of operations of FAM or NEW FAM for such periods; provided, however, that the Most Recent Financial Statements and the NEW FAM Statement are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (i) Events Subsequent to the Date of the NEW FAM Statement. Since the date of the NEW FAM Statement, there has not been any material adverse change in the business, financial condition, operations, or results of operations of NEW FAM taken as a whole. Without limiting the generality of the foregoing, since that date:

                  (i) NEW FAM has not sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (ii) NEW FAM has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (iii) no party (including NEW FAM) has accelerated, terminated, made material modifications to, or cancelled any material agreement, contract, lease, or license to which any of NEW FAM is a party or by which any of them is bound outside the Ordinary Course of Business;

                  (iv) NEW FAM has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) NEW FAM has not made any material capital expenditures outside the Ordinary Course of Business;

                  (vi) NEW FAM has not made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (vii)  NEW  FAM  has  not  created,   incurred,   assumed,  or
         guaranteed any indebtedness for borrowed money and capitalized lease obligations;

                  (viii) NEW FAM has not granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (ix) there has been no change made or authorized in the governing instruments of NEW FAM ;

                  (x) NEW FAM has not issued, sold, or otherwise disposed of any of its membership interests, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its membership interests;

                  (xi) NEW FAM has not declared, set aside, or paid any dividend or made any distribution with respect to its membership interests (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its membership interests;

                  (xii) NEW FAM has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xiii) NEW FAM has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xiv) NEW FAM has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xv) NEW FAM has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xvi) NEW FAM has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xvii) NEW FAM has not made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xviii) NEW FAM has not paid any amount to any third party with respect to any liability or obligation (including any costs and expenses NEW FAM has incurred or may incur in connection with this Agreement and the transactions contemplated hereby); and

                  (xix) NEW FAM has not committed to any of the foregoing.

         (j) Undisclosed Liabilities. NEW FAM has no material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes), except for
(i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (ii) liabilities, individually of no more than $ 25,000 and in the aggregate of no more than $250,000, which have arisen after the Most Recent Fiscal Quarter End in the Ordinary Course of Business, (iii) executory liabilities under the agreements, contracts, leases, licenses and other arrangements to which the NEW FAM is a party and which are listed on ss.3(p) of the Disclosure Schedule, and (iv) liabilities reflected on the Disclosure Schedule.

         (k) Legal Compliance. NEW FAM has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on NEW FAM.

         (l) Tax Matters. There is no material dispute or claim concerning any Tax liability of any of FAM or NEW FAM (A) claimed or raised by any authority in writing or (B) as to which FAM or NEW FAM has Knowledge based upon any inquiry or communication received by either FAM or NEW FAM. NEW FAM was formed after January 1, 1997. At all times since its formation, NEW FAM has had only one member. NEW FAM is not and has not been required to be treated as an association taxable as a corporation for income tax purposes and NEW FAM has not elected to be treated as an association for federal income tax purposes or under any similar provisions of state or local law. Each of FAM and NEW FAM has prepared and filed all Tax Returns required to be filed by them and all such Tax Returns are true and correct and complete. Each of FAM and NEW FAM has paid all Taxes shown as due on such Tax Returns.

         (m) Real Property.

                  (i)       NEW FAM owns no real property.

                  (ii) ss.3(m)(ii) of the Disclosure Schedule lists and describes briefly all real property leased to NEW FAM. With respect to each material lease listed in ss.3(m)(ii) of the Disclosure Schedule:

                           (A) the lease is legal, valid, binding,  enforceable,
                  and in full force and effect in all material respects;

                           (B) no party to the  lease is in  material  breach or
                  default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                           (C) no party to the lease has repudiated any material
                  provision thereof;

                           (D) there are no material disputes,  oral agreements,
                  or forbearance programs in effect as to the lease;

                           (E) NEW FAM has not assigned, transferred,  conveyed,
                  mortgaged, deeded in trust, or encumbered any interest in the leasehold; and

                           (F) all facilities  leased  thereunder  have received
                  all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

         (n) Tangible Assets. ss.3(n) of the Disclosure Schedule lists the furniture, equipment, and other tangible assets that NEW FAM owns or leases. All of the assets listed on ss.3(n) are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

        (o) NEW FAM Permits(j) Company Permits. NEW FAM holds all permits, licenses, variances, exemptions, orders and approvals of all governmental authorities necessary for the lawful conduct of its business (the "NEW FAM Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not reasonably be expected to have a Material Adverse Effect. NEW FAM is in compliance with the terms of the NEW FAM Permits, except where the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

         (p) Contracts. ss.3(p) of the Disclosure Schedule lists all written contracts and agreements to which NEW FAM is a party. FAM has delivered to AIOP a correct and complete copy of each contract and agreement listed in ss.3(p) of the Disclosure Schedule (as amended to date). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) to the Knowledge of FAM, no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) to the Knowledge of FAM, no party has repudiated any material provision of the agreement.

         (q) Notes and Accounts Receivable. 933404678All notes and accounts receivable of NEW FAM are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of NEW FAM.

         (r) Powers of Attorney. To the Knowledge of FAM, there are no material outstanding powers of attorney executed on behalf of any of NEW FAM .

         (s) Litigation. NEW FAM (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is not a party or, to the Knowledge of any of FAM, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

         (t) Employees. ss.3(t) of the Disclosure Schedule lists all employees of NEW FAM. To the Knowledge of FAM, no executive, key employee, or significant group of employees plans to terminate employment with NEW FAM during the next 12 months. NEW FAM is not a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute. FAM has no

Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of NEW FAM.

         (u) Employee Benefits.

                  (i) ss.3(u) of the Disclosure Schedule lists each Employee Benefit Plan that NEW FAM maintains or to which NEW FAM contributes or has any obligation to contribute.

                  (ii) With respect to each Employee Benefit Plan:

                           (A) each such Employee Benefit Plan (and each related
                  trust, insurance contract or fund) complies in form and, to the Knowledge of FAM, in operation with the applicable requirements of ERISA and the Code in all material respects;

                           (B) all contributions (including all employer contributions and employee salary reduction contributions, if any) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan or accrued on the Financial Statements of NEW FAM, and there are no accumulated funding deficiencies with respect to any such Employee Pension Benefit Plan;

                           (C) each such Employee Benefit Plan that is an Employee Pension Benefit Plan has received a favorable determination letter from the IRS as to its qualification under ss.401(a) of the Code;

                           (D) no  "prohibited  transaction"  (as  such  term is
                  defined in ss.406 of ERISA or ss.4975 of the Code) has occurred with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan (or its related trust) which could subject NEW FAM or any officer, director or employee of NEW FAM, to any Tax or penalty imposed under ss.4975 of the Code or liability under ss.406 of ERISA which would have a Material Adverse Effect;

                           (E) NEW FAM has  delivered  or made  available to the
                  AIOP and Parent true and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding arrangements which implement each such Employee Benefit Plan;

                           (F) no such Employee Benefit Plan which is an Employee Pension Benefit Plan has been completely or partially terminated or has been the subject of a "reportable event" (as defined in ss.4043 of ERISA) as to which notices would be required to be filed with the PBGC which would have a material adverse effect. To the Knowledge of NEW FAM, no proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than a Multiemployer Plan) has been instituted;

                           (G) NEW FAM has not  incurred  any  liability  to the
                  PBGC (except for required premium payments, if any) under Title IV of ERISA (including any withdrawal liability) with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan; and

                           (H) no action, suit, proceeding, hearing or investigation with respect to the administration or the investment of assets of any such Employee Benefit Plan (other than routine claims for benefits) is, to the Knowledge of NEW FAM, pending or threatened.

                  (iii) NEW FAM does not contribute to any Multi-employer Plan or have any liability (including withdrawal liability) under any Multi-employer Plan.

                  (iv) NEW FAM does not have any obligation to provide health or other welfare benefits to former, retired or terminated employees, except as specifically required under ss.4980B of the Code. With respect to all of its past and present employees, NEW FAM has complied in all material respects with the notice and continuation requirements of Part 6 of Subtitle B of Title I of ERISA and of ss.4980B of the Code.

         (v) Guaranties. NEW FAM is not a guarantor or otherwise responsible for any liability or obligation (including indebtedness) of any other Person.

         (w) Disclosure. The representations and warranties contained in this ss.3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.3 not misleading.

         (x)  Investment  Company  Status.   Neither  FAM  nor  NEW  FAM  is  an
"investment company" within the meaning of Section 721(b) of the Code and the Treasury regulations thereunder.

         (y) Investment. FAM (i) understands that the AIOP Units and Parent Shares to be issued to it have not been, and will not be, registered under the Securities Act or under any state securities laws except pursuant to the procedures specified in ss.ss.6(e) and (f), and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring AIOP Units and Parent Shares solely for its own account for investment purposes, and not with a view to the distribution thereof (except to FAM's members), (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning AIOP and Parent and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding AIOP Units and Parent Shares, (v) is able to bear the economic risk and lack of liquidity inherent in holding AIOP Units and Parent Shares, and (vi) is an Accredited Investor. FAM shall not distribute the AIOP Units or Parent Shares to FAM's members unless each such member is an "accredited investor" as defined in Section 2(15) of the Securities Act, and each such member agrees to make the representations and warranties contained in this Section 3(y).

         (z) REIT Advisory Business.

                     (i) The assets (tangible and intangible) owned or leased by
                  NEW FAM or which it (x) otherwise has the right to use or (y) will own, lease or otherwise have the right to use together constitute all of the assets of FAM held for use or used primarily in connection with the REIT Advisory Business and constitutes all assets held by FAM that are necessary to conduct the REIT Advisory Business in the manner conducted by FAM prior to the date hereof and the Closing Date.

                     (ii) NEW FAM does not own any material assets  (tangible or intangible) other than those used primarily in, or held primarily in connection with, the REIT Advisory Business.

                     (iii) Upon consummation of the transactions contemplated by this Agreement, (x) AIOP will obtain, indirectly through direct ownership of the Interests, all of the properties and assets (tangible or intangible) that are used in and necessary to the conduct of the REIT Advisory Business as conducted by FAM, including necessary contractual rights, and (y) there will be no significant properties, assets, services or arrangements used in the operation of the REIT Advisory Business acquired on such date and owned by any Person that will not be leased or licensed or provided to NEW FAM under current leases, licenses, contracts and other arrangements that will be valid and legally binding and enforceable by NEW FAM against the other parties in accordance with their terms.

         (aa) Charter Documents and Corporate Records. FAM has heretofore delivered to AIOP and Parent true and complete copies of the (i) certificate of limited liability company (certified by the Secretary of State of the jurisdiction of its organization) and (ii) limited liability company governing agreements of FAM and NEW FAM (certified by the respective entity's secretary or an assistant secretary or other equivalent officer), or comparable instruments, of FAM and NEW FAM as in effect on the date hereof. The minute books, or comparable records, of FAM and NEW FAM heretofore have been made available to AIOP and Parent for their inspection and contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors, or any comparable corporate body, (and any committee thereof) and shareholders or interest holders of FAM or NEW FAM since the time of such entity's organization or any such Subsidiary's organization, as the case may be, and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting. The stock books, or comparable records, of FAM and NEW FAM heretofore have been made available to AIOP and Parent for its inspection and are true and complete.

         (bb) Potential Conflicts of Interest. (a) No member of the Seller Group, (b) no relative or spouse (or relative of such spouse) of any member of the Seller Group and (c) no entity controlled by one or more of the foregoing:

                           (i) owns,  directly or  indirectly,  any  interest in
                  (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of FAM or NEW FAM;

                           (ii) owns,  directly  or  indirectly,  in whole or in
                  part, any property that FAM or NEW FAM uses in the conduct of its business; or

                           (iii) has any claim whatsoever  against,  or owes any
                  amount to, FAM or NEW FAM, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under Benefit Plans, and similar matters and agreements existing on the date hereof.

         4. Representations and Warranties of AIOP and Parent. AIOP and Parent jointly and severally represent and warrant to FAM that the statements contained in this ss.4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.4.

                  (a) Organization. AIOP is a limited partnership and Parent is a corporation, each duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

                  (b) Authority Relative to this Agreement. AIOP and Parent each has the requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. The execution and delivery of this Agreement by AIOP and Parent and the consummation by AIOP and Parent of the transactions contemplated by this Agreement have been duly authorized by the general partners of AIOP and Board of Directors of Parent, respectively, and, except for the approval of the holders of the Parent Shares as set forth in ss.5(h), no other proceedings on the part of AIOP or Parent are necessary to authorize this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by AIOP and Parent and constitutes a valid and binding obligation of AIOP and Parent, respectively, enforceable in accordance with its terms.

                  (c) Noncontravention. Neither AIOP or Parent is subject to or obligated under any provision of (a) its governing instruments, (b) any contract, (c) any license, franchise or permit, or (d) any law, regulation, order, judgment or decree, which would be breached or violated or in respect of which a right of termination or acceleration or any encumbrance on any of its assets could be created by its execution, delivery and performance of this Agreement and the consummation by it of the transactions contemplated by this Agreement, other than any such breaches, violations, rights or encumbrances which will not, individually or in the aggregate, have a Material Adverse Effect on AIOP or Parent. Other than in connection with or in compliance with the provisions of Maryland Law, or the Exchange Act, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary for the consummation by AIOP or Parent of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to make or obtain would not, individually or in the aggregate, have a Material Adverse Effect on AIOP or Parent.

                  (d) Brokers' Fees. Neither AIOP or Parent has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which FAM could become liable or obligated.

                  (e) Litigation. Neither AIOP nor Parent (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or
         (ii) is a party or, to the Knowledge of either AIOP or Parent, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

                  (f) Organizational Documents. AIOP and Parent have delivered to FAM a complete and correct copy of (a) the Articles of Incorporation and Bylaws of Parent and (b) the Agreement of Limited Partnership of AIOP.

                  (g) AIOP Units and Parent Shares. The AIOP Units and Parent Shares, if and when issued to FAM in accordance with this Agreement, will be duly authorized and validly issued; and the Parent Shares will be fully paid and non-assessable. Upon receiving AIOP Units, FAM will be duly admitted on and as of the Closing Date as a limited partner of AIOP with all the rights of limited partners of AIOP under the Agreement of Limited Partnership of AIOP or otherwise.

                  (h) Capitalization. The authorized capital stock of Parent consists of 50,000,000 Parent Shares. As of the date of this Agreement, 25,239,217 Parent Shares were issued and outstanding, and 93,214 Parent Shares were reserved for issuance upon conversion of AIOP Units. As of the date of this Agreement, 93,214 AIOP Units were issued and outstanding. Except for issuance of AIOP Units and Parent Shares in connection with acquisitions of properties, interests in properties and interests in entities that own properties, and pursuant to this Agreement, there are no options, warrants or other rights, agreements or commitments obligating Parent to issue shares of its capital stock or obligating AIOP to issue AIOP Units.

                  (i) Commission Filings. Parent has delivered to FAM copies of Parent 's (a) Annual Report on Form 10-K for the year ended December 31, 1996 (the "Form 10-K"), (b) Quarterly Report on Form 10-Q for the quarter ended June 30, 1997 (the "Form 10-Q"), and (c) proxy statement relating to Parent's annual meeting of shareholders during 1996, in each case as filed with the Securities and Exchange Commission (the "Commission"). Parent has made available to FAM all other reports, registration statements and other documents filed by Parent with the Commission under the Exchange Act since January 1, 1992. Parent has filed all reports, registration statements and other documents required to be filed with the Commission under the rules and regulations of the Commission since January 1, 1992, and all such Commission filings complied as to form with the requirements of the Exchange Act. As of their respective dates, the Form 10-K and Form 10-Q (including in all cases any exhibits or schedules or documents incorporated therein by reference) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (j) Financial Statements and Related Data. Parent's audited consolidated financial statements included in the Form 10-K and the Parent 's unaudited financial statements included in the Form 10-Q have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes to such statements) and fairly present Parent's financial position as of the date of such statements and Parent 's results of operations and changes in financial position for the period then ended (except, in the case of the unaudited financial statements, for normal year-end adjustments and for the condensation or omission of footnote disclosures in accordance with the requirements of the Commission).

                  (k) Absence of Material Adverse Changes. Since the filing of the Form 10-Q with the Commission, neither Parent nor AIOP has undergone or suffered any Materially Adverse Change.

                  (l) Partnership Status. AIOP is treated as a partnership, and not as an association taxable as a corporation, for federal income tax purposes.

                  (m) Investment Company Status. AIOP is not an "investment company" within the meaning of Section 721(b) of the Code and the Treasury regulations thereunder.

         5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.


                  (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in ss.7 below).

                  (b) Notices and Consents. FAM will give any notices to third parties, and FAM will use its reasonable best efforts to obtain any third party consents, that AIOP reasonably may request in connection with the matters referred to in ss.3(c) above. Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in ss.3(c) and ss.4(c) above.

                  (c) Operation of Business. FAM will not cause or permit NEW FAM to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, FAM will not cause or permit NEW FAM to (i) declare, set aside, or make any distribution with respect to the Interests or redeem, purchase, or otherwise acquire any of the Interests, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in ss.3(i) above.

                  (d) Preservation of Business. FAM will, and will cause NEW FAM to, keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

                  (e) Full Access. FAM will, and will cause NEW FAM to, permit representatives of AIOP and Parent to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of FAM and NEW FAM, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to FAM and NEW FAM. AIOP and Parent will treat and hold as such any Confidential Information it receives from FAM or NEW FAM in the course of the reviews contemplated by this ss.5(e); will not use any of the Confidential Information except in connection with this Agreement; and, if this Agreement is terminated for any reason whatsoever, will return to FAM or NEW FAM all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

                  (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in ss.3 and ss.4 above. No disclosure by any Party pursuant to this ss.5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

                  (g) No Additional Representations and Warranties. AIOP, Parent and FAM acknowledges that none of them nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding AIOP, Parent or NEW FAM, except as expressly set forth in this Agreement or the Disclosure Schedule. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ss.ss.3 and 4, NEITHER AIOP, PARENT NOR FAM MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF AIOP, PARENT OR NEW FAM, RESPECTIVELY OR ANY OF THE ASSETS, LIABILITIES OR OPERATIONS OF ANY OF THEM, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED REPRESENTATION OR WARRANTY AS TO THE CONDITION, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EACH EXPRESSLY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY.

                  (h) Action of Shareholders. The Parties shall take all action necessary in accordance with Maryland Law and Parent's governing instruments to convene a meeting of Parent's shareholders as soon as practicable following the execution of this Agreement to consider and vote the transactions contemplated by this Agreement. Subject to the exercise of applicable fiduciary duties upon the advice of counsel, the Special Committee and Parent's Board of Directors shall recommend that the Parent's shareholders vote to approve the transactions contemplated by this Agreement. Parent shall use reasonable efforts to solicit proxies from Parent's shareholders with respect to such approval.

                  (i) Proxy Statement. The Parties shall, as soon as practicable after the execution of this Agreement, file with the Commission under the Exchange Act, and use all reasonable efforts to have processed by the Commission, a proxy statement (the "Proxy Statement") with respect to the approval of the transactions contemplated by this Agreement by Parent's shareholders. The Proxy Statement shall be in form and substance reasonably satisfactory to FAM, AIOP and Parent. The Parties agree to cause the Proxy Statement to be mailed to Parent's shareholders as soon as practicable after the Commission processes it. Each of Parent, AIOP and FAM agrees that the information it provides for use in the Proxy Statement shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information and the Proxy Statement not misleading as of its date. FAM agrees promptly to seek the written consent of its members to consummate the transactions contemplated by this Agreement.

                  (j) Action by FAM's Members. FAM will use its best efforts to obtain the approval of its members and its members' members to the contemplated transaction.

         6. Post-Closing Covenants.

                  (a) GeneralGeneral. In the event that at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party.

                  (b) Public Information. Parent will file all reports required to be filed by it pursuant to the requirements of the Exchange Act and the rules and regulations adopted by the Commission under such Act, and will take such further action as necessary to enable FAM to sell the Parent Shares pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or
         (b) the Registration Rights Agreement. Upon written request, Parent will deliver to FAM a written statement as to whether it has complied with these requirements.

                  (c) Litigation Support(d) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated by this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving NEW FAM, each of the Parties will cooperate with the contesting or defending Party and its counsel in the contest or defense, all at the sole cost and expense of the contesting or defending Party, except to the extent that the contesting or defending party is entitled to indemnification therefor under this Agreement.

                  (d) Registration Rights. Parent shall provide FAM registration rights pursuant to the Registration Rights Agreement attached as Exhibit B. In addition, if at any time within the two-year period following the Closing Date, Parent shall file with the Commission a registration statement for the purpose of sale or resale of Parent Shares held by any person on a delayed or continuous basis, Parent shall include in such registration statement all Parent Shares held by FAM or which it has the right to acquire in connection with the Earnout or the conversion of AIOP Units into Parent Shares. If FAM sells or otherwise transfers any of the Parent Shares in a sale or other transfer that is not registered under the Securities Act, FAM may assign along with such Parent Shares its rights under this paragraph
         (d) with respect to such Parent Shares to the purchaser or other transferee of such Parent Shares. Upon executing and delivering to Parent a document assuming FAM's obligations under this Agreement, such purchaser or other transferee of Parent Shares shall be entitled to such rights. No subsequent purchasers or transferees of any Parent Shares shall be entitled to such rights.

                  (e) Non-competition. Each member of the Seller Group (severally and not jointly) agrees that for a period of two years from and after the Closing Date, such Person will not engage in or have any material interest in any sole proprietorship, partnership, corporation, limited liability company or business or any other Person (other than Parent and AIOP), whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise, that directly or indirectly is engaged in the ownership, management and operation of manufactured housing communities in the United States of America; provided, however, that nothing herein shall be deemed to prevent any member of the Seller Group from acquiring through market purchases and owning, solely as an investment, less than five percent in the aggregate of the equity or debt securities of any class of any issuer whose shares are registered under ss.12(b) or 12(g) of the Exchange Act, and are listed or admitted for trading on any United States national securities exchange or are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices in common use, so long as neither of them is a member of any "control group" (within the meaning of the rules and regulations of the Commission) of any such issuer. To the extent that the covenant provided for in this ss.6(e) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

         7. Conditions to Obligation to Close.

         (a) Conditions to Obligation of AIOP and Parent. The obligations of AIOP and Parent to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;


                  (ii) FAM shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) FAM shall have procured all of the material third party consents specified in ss.5(b) above;

                  (iv) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of AIOP to own the Interests or to operate the business of NEW FAM;

                  (v) FAM shall have delivered to AIOP a certificate from an executive officer of FAM to the effect that each of the conditions specified above in ss.ss.7(a)(i)-(iv) and 7(b)(viii) is satisfied in all respects;

                  (vi) FAM, AIOP and Parent shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and ss.4(c) above;

                  (vii) the Auditors shall have provided to Parent written confirmation of the amounts of FAM's Cost of Acquiring the Advisory Business;

                  (viii) prior to the date on which the Proxy Statement is first mailed to the holders of Parent Shares, the Special Committee shall have received the a written opinion from Jefferies & Co., Inc. to the effect that the transactions contemplated by this Agreement are fair to the holders of the Parent Shares from a financial point of view, and such opinion shall not have been withdrawn;

                  (ix) the transactions contemplated by this Agreement shall have been approved and adopted by the vote of Parent's shareholders at the 1997 annual meeting of shareholders;

                  (x)  all  actions  to be  taken  by  FAM  in  connection  with
         consummation   of  the   transactions   contemplated   hereby  and  all
         certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to AIOP;

                  (xi) FAM shall have furnished AIOP with a certificate that FAM is not a foreign person within the meaning of Section 1445 of the Code, which certificate shall meet the requirements of, and be executed in accordance with, Treasury Regulation Section 1.1445-2(b); and

                  (xii) Parent and AIOP shall have received the written opinion of Paul, Weiss, Rifkind, Wharton & Garrison to the effect that the transactions contemplated by <W039> 2 of this Agreement will be tax free to Parent and AIOP.

AIOP and Parent may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of FAM. The obligation of FAM to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) AIOP and Parent shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv) AIOP and Parent shall have delivered to FAM  certificates
         to  the  effect  that  each  of  the  conditions   specified  above  in
         ss.ss.7(b)(i)-(iii) and 7(a)(ix) is satisfied in all respects;

                  (v) FAM, AIOP and Parent shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in ss.3(c) and ss.4(c) above;

                  (vi) FAM and Parent shall have executed the Registration Rights Agreement; and

                  (vii) all actions to be taken by AIOP and Parent in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to FAM; and

                  (viii) FAM will have obtained the written consent of FAM's members to consummate the transactions contemplated in this Agreement.

FAM may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

         8.       Remedies for Breaches of this Agreement.

         (a) Survival of Representations and Warranties. The representations and warranties of FAM contained in ss.3, and of AIOP and Parent contained in ss.4 shall survive the Closing and continue in full force and effect for a period of the later of 24 months thereafter and the expiration of the Earnout; provided, however that the representations and warranties contained in ss.3(l) shall survive until the expiration of the applicable statute of limitations. Any claim for which any Party shall have given proper notice in accordance with the terms of this Agreement on or prior to the expiration of the applicable survival period shall survive until such claim is resolved pursuant to the terms of this Agreement. To preserve any claim for breach of any such representation or warranty, the Party claiming a breach shall be obligated to notify the Party claimed to be in breach in writing of any such breach, or facts that can reasonably be expected to give rise to such breach, before termination of the applicable survival period in respect of such representation or warranty; otherwise, such party's claim for breach or indemnity shall be forever barred.

         (b)      Indemnification.

                  (i) Subject to ss.8(a) above and the conditions set forth in this ss.8(b), subsequent to the Closing Date FAM shall indemnify, defend and hold harmless Parent (as assignee of AIOP and NEW FAM pursuant to ss.8(e) hereof), and AIOP and NEW FAM shall jointly and severally indemnify, defend and hold harmless FAM from, against and in respect of any Losses which AIOP or Parent, on the one hand, and FAM, on the other hand, shall suffer, sustain or become subject to by virtue of or which arise out of, or result from, any breach of the respective covenants, representations and warranties set forth in this Agreement; provided, however, that: (A) any Person or Persons entitled to indemnification under this ss.8(b) (the "Indemnified Party or Parties") shall not be entitled to indemnification with respect to any Losses under this ss.8(b)(i) until all such Losses exceed, in the aggregate, $100,000 in which case the Indemnified Party shall be entitled to indemnification as to all Losses, and (B) the indemnification obligations of the Indemnifying Party to the Indemnified Party under this ss.8(b) shall not exceed $3,500,000 in the aggregate.

                  (ii) Promptly after the assertion by any third party of any claim, demand or notice (a "Third Party Claim") against any Indemnified Party that results or may result in the incurrence by such Indemnified Parties of any Losses for which such Indemnified Parties would be entitled to indemnification pursuant to this Agreement, such Indemnified Parties shall promptly notify the Indemnifying Parties of such Third Party Claim. Thereupon, the Indemnifying Parties shall have the right, upon written notice (the "Defense Notice") to the Indemnified Parties within 30 days after receipt by the Indemnifying Parties of notice of the Third Party Claim (or sooner if such claim so requires) to conduct, at their own expense, the defense against the Third Party Claim in their own names or, if necessary, in the names of the Indemnified Parties. The Defense Notice shall specify the counsel the Indemnifying Parties shall appoint to defend such Third Party Claim

         (the "Defense Counsel") and the Indemnified Parties shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld. In the event the Indemnified Parties and the Indemnifying Parties cannot agree on such counsel within 10 days after the Defense Notice is given, then the Indemnifying Parties shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Parties' approval which approval shall not be unreasonably withheld. Any Indemnified Party shall have the right to employ separate counsel in any such Third Party Claim and/or to participate in the defense thereof, but the fees and expenses of such counsel shall not be included as part of any Losses incurred by the Indemnified Party unless (A) the Indemnifying Parties shall have failed to give the Defense Notice within the prescribed period, (B) such Indemnified Party shall have received an opinion of counsel, reasonably acceptable to the Indemnifying Parties, to the effect that the interests of the Indemnified Party and the Indemnifying Parties with respect to the Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules, or (C) the employment of such counsel at the expense of the Indemnifying Parties has been specifically authorized by the Indemnifying Parties. The party or parties conducting the defense of any Third Party Claim shall keep the other parties apprised of all significant developments and shall not enter into any settlement, compromise or consent to judgment with respect to such Third Party Claim unless the party not conducting the defense consents, such consent not to be unreasonably withheld.

         (c) Determination of Losses. The Parties shall make appropriate adjustments for tax benefits and insurance coverage and proceeds and take into account the time cost of money (using any annual interest rate of 8.0%) in determining Losses for purposes of ss.8. Except as otherwise required by law, all indemnification payments under this ss.8 shall be deemed adjustments to the Purchase Price.

         (d) Exclusive Remedy. The Parties acknowledge and agree that the foregoing indemnification provisions in this ss.8 shall be the exclusive remedies of AIOP, Parent, NEW FAM and FAM with respect to transactions contemplated by this Agreement.

         (e) Assignment by AIOP. Provided that the Closing shall occur, AIOP and NEW FAM hereby assign and transfer to Parent, effective as of the Closing, all benefits and rights of AIOP and NEW FAM pursuant to this ss.8, and AIOP and NEW FAM shall retain no residual rights to enforce or recover under either of such sections.

         9. Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this

Agreement as provided below:

                  (i) AIOP, Parent (by action of the Special Committee) and FAM may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) AIOP and Parent (by action of the Special Committee) may terminate this Agreement by giving written notice to FAM at any time prior to the Closing (A) in the event FAM has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, AIOP has notified FAM of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss.7(a) hereof (unless the failure results primarily from AIOP or Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) FAM may terminate this Agreement by giving written notice to AIOP and Parent at any time prior to the Closing (A) in the event AIOP has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, FAM has notified AIOP of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1997, by reason of the failure of any condition precedent under ss.7(b) hereof (unless the failure results primarily from FAM itself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to ss.9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in ss.5(e) above shall survive termination.

         10. Miscellaneous.

         (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of all other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its best efforts to advise the other Party prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that (A) AIOP may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases AIOP nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (B) FAM may distribute to its members, and such members may distribute to their members, the right to receive the Earnout when and if payable by notice to AIOP and Parent.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to FAM:

         Financial Asset Management LLC
         1873 South Bellaire Street
         17th Floor
         Denver, CO 80222
         Attention: Terry Considine



         Copy to:

         James L. Palenchar
         Bartlit Beck Herman Palenchar & Scott

         511 Sixteenth Street, Suite 700
         Denver, CO 80202

         If to AIOP:

         Asset Investors Operating Partnership, L.P.
         3600 South Yosemite Street
         Suite 350
         Denver, CO 80237
         Attention: Kevin J. Nystrom

         If to Parent:

         Asset Investors Corporation
         3600 South Yosemite Street
         Suite 350
         Denver, CO 80237
         Attention: Kevin J. Nystrom

         Copy to:

         William White, Chairman of Special Committee
                  Appointed by the Board of Directors
         c/o Asset Investors Corporation
         3600 South Yosemite Street
         Suite 350
         Denver, CO 80237

         And:

         Matthew Nimetz
         Paul, Weiss, Rifkind, Wharton & Garrison
         1285 Avenue of the Americas
         New York, New York 10019-6064

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in a writing referring to this Agreement signed by AIOP, Parent and FAM. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) Expenses. Parent will bear all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that (i) FAM shall bear all of its costs and expenses in excess of $100,000.00 and (ii) all sales, recording, transfer, use or similar Taxes or fees shall be borne by FAM.

         (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                                      *****

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

ASSET INVESTORS OPERATING PARTNERSHIP, L.P.

By: Asset Investors Corporation,
       its General Partner

By:____________________________________________
Title:_________________________________________


FINANCIAL ASSET MANAGEMENT, LLC

By: The Management Committee

_______________________________________________
Terry Considine

_______________________________________________
Thomas L. Rhodes

24812v7